                                                                   EXHIBIT 23.4
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the caption "Selected Financial Information" and the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of California Jockey Club, Bay Meadows Operating Company and Patriot American Hospitality, Inc. of our report dated January 15, 1996, on our audits of the financial statements of Certain of the Initial Hotels.

                                          /s/ COOPERS & LYBRAND L.L.P.

Fort Lauderdale, Florida
May 27, 1997